UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 10, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



           STATE OF DELAWARE                  1-143            38-0572515
           -----------------                  -----            ----------
       (State or other jurisdiction of     (Commission      (I.R.S. Employer
       Incorporation or Organization)      File Number)    Identification No.)

    300 Renaissance Center, Detroit, Michigan                  48265-3000
    -----------------------------------------                  ----------
    (Address of Principal Executive Offices)                   (Zip Code)



      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------





================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On October 10, 2005, Standard & Poor's lowered their ratings of General Motors Corporation (GM). Their press release follows.

GM Rating Lowered to `BB-`, Still Watch Negative; GMAC Rating Unchanged, Now Watch Developing

NEW YORK (Standard & Poor's) Oct. 10, 2005--Standard & Poor's Ratings Services said today that it lowered its long-term corporate credit rating on General Motors Corp. (GM) to 'BB-' from 'BB' and its short-term corporate credit rating to 'B-2' from 'B-1'. These ratings remain on CreditWatch with negative implications, where they were placed on October 3.

The ratings of General Motors Acceptance Corp. (GMAC), and all GMAC-related entities, including Residential Capital Corp. (ResCap) are not changed (see list below). These ratings remain on CreditWatch but the implications are changed from negative to developing, which means that the ratings could be raised or lowered. The potential for downgrades of GMAC and ResCap does not reflect deterioration in their operating performance or financial condition, but stems strictly from the downgrade of parent GM. The potential for upgrades depends on these entities achieving substantial separation from their parent--through strategic actions that would alter the ownership and control of the subsidiaries. Such an outcome now seems more likely to occur, given the increased challenges that GM is facing.

Consolidated debt outstanding totaled $284 billion at June 30, 2005.

"The downgrade follows Delphi Corp.'s bankruptcy filing, repercussions of which could impede GM's efforts to turn around its ailing North American automotive operations," said Standard & Poor's credit analyst Scott Sprinzen.

GM will likely face demands from Delphi for price relief on components GM sources from Delphi. Absent such price concessions, GM's operations could be disrupted by actions on the part of Delphi to reject certain supply contracts with GM. GM also is exposed to the risk of supply disruptions caused by labor strife at Delphi, as Delphi seeks to downsize its workforce and reduce wage rates. In addition, developments at Delphi could adversely affect GM's own labor relations, at a time when GM continues to seek concessions from the UAW to reduce GM's burdensome health care costs. Moreover, GM will likely have to assume a portion of Delphi's pension and retiree medical obligations -- obligations which GM has guaranteed. GM may ultimately be able to reduce its purchased materials costs as a result of Delphi's restructuring and GM's ability to transfer components sourcing to other suppliers; however, any such saving will take a number of years to materialize, at best.

The continuing CreditWatch review reflects other concerns about the state of GM's North American business, amid sharply deteriorating product mix and sales volume, and prospects for persisting severe pricing pressure. We believe soaring gasoline prices after Hurricanes Katrina and Rita are leading to an accelerating decline in demand for SUVs. GM will soon launch a family of all-new midsize and large SUVs. Given GM's disproportionate reliance on SUV-related earnings, its ability to return to meaningful profitability in its automotive business will be heavily influenced by the success of these new models, despite GM's efforts to strengthen its product offerings in other segments.

Ratings List

                                  To                   From
General Motors Corp.
  Corporate credit rating         BB-/Watch Neg/B-2    BB/Watch Neg/B-1

General Motors Acceptance Corp.
  Corporate credit rating         BB/Watch Dev/B-1     BB/Watch Neg/B-1

Residential Capital Corp.
  Corporate credit rating         BBB-/Watch Dev/A-3   BBB-/Watch Neg/A-3



                                    # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)

Date:  October 11, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible, Chief Accounting
                                          Officer)